United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: February 10, 2004

Commission File Number: 000-31759

First Auto, Inc.

Nevada	88-0423037

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3131 Southwest Freeway, Number 46, Houston TX	77098

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 949-487-7295

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrants Certifying Accountant. None.

(a)    Resignation of Previous Independent Accountants

Effective February 6th, 2004, the Board of Directors of First Auto, Inc ., the ("Company"), dismissed Chisholm and Associates as the "Company's" independent accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

The change in accountants was due to a merger of Chisholm & Associates with the firm of Bierwolf and Nilson, LLC.

(b)    Engagement of New Independent Accountants.

Registrant has appointed Chisholm, Bierwolf and Nilson LLC, PO Box 540216, North Salt Lake UT 84054-0216, as Registrants independent accountants for the fiscal year ended December 31, 2003. The decision to change accountants and accept the engagement of Chisholm, Bierwolf and Nilson LLC, was approved by the Audit Committee of the Board of Directors on February 6th, 2004. Chisholm, Bierwolf and Nilson LLC, will be performing the annual audit of Registrants financial statements for the year ended February 28, 2004.

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Item 5. Other Events. None.

Item 6. Changes of Registrant's Directors. None.

Item 7. Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure.     None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code             of Ethics.     None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
None

Item 12. Results of Operations and Financial Condition.     None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

First Auto, Inc.

/s/J. Dan Sifford
J. Dan Sifford
Sole Officer/Director

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